UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Cardica, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In order to maintain its listing on The NASDAQ Global Market, Cardica, Inc. (the “Company”) must, among other requirements, meet one of (i) the equity standard listing rules set forth in NASDAQ Marketplace Rules 5450(a) and 5450(b)(1) (the “Equity Standard”), (ii) the market value standard listing rules set forth in NASDAQ Marketplace Rules 5450(a) and 5450(b)(2) (the “Market Value Standard”) or (iii) the total assets/total revenue standard set forth in NASDAQ Marketplace Rules 5450(a) and 5450(b)(3) (the “Total Assets/Total Revenue Standard”). On June 21, 2010, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company that it does not comply with the $50.0 million minimum market value of listed securities requirement for continued listing on The NASDAQ Global Market under the Market Value Standard set forth in NASDAQ Marketplace Rule 5450(b)(2)(A) (the “Rule”). The letter from The NASDAQ Stock Market also noted that the Company does not currently meet all of the elements of the Equity Standard or the Total Assets/Total Revenue Standard. The NASDAQ Marketplace Rules provide the Company with a grace period of 180 days, or until December 20, 2010, to regain compliance with the Rule (and thus this element of the Market Value Standard). If at anytime during this grace period the Company’s market value of listed securities closes at $50.0 million or more for a minimum of ten consecutive business days, The NASDAQ Stock Market will provide the Company written confirmation of compliance, and the matter set forth in the June 21, 2010 letter will be closed. In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, it will receive written notification that its securities are subject to delisting. In that event, the Company may either apply for listing on The NASDAQ Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a NASDAQ Hearings Panel. In the event of an appeal, the Company’s securities would remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.

In the event that the Company does not regain compliance with the Rule and thus the Market Value Standard within the grace period, the Company may remain listed on The NASDAQ Global Market if it meets all of the elements of either the Equity Standard or the Total Assets/Total Revenue Standard.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: June 25, 2010	/s/ Robert Y. Newell

Robert Y. Newell, Chief Financial Officer